Exhibit 77Q3.1

Registrant: American Century Government Income Trust

File Number: 811-4363

Registrant CIK Number: 0000773674

     Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 9/30/2002
Series Number:  1

72DD.    1. Total income dividends for which record date passed during the period. (000's omitted)
         Investor Class             52262
         2. Dividends for a second class of open-end company shares
         (000's omitted)
         Advisor Class                 1330
         C Class                           35
73A.     Payments per share outstanding during the entire current period:
1.       Dividends from net investment income
          Investor Class            0.301607
2.       Dividends for a second class of open-end company shares
         Advisor Class              0.288076
         C Class                    0.261111

74U.     1. Number of shares outstanding (000's omitted)
         Investor Class             190285
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class                5602
         C Class                        257

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $10.90
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $10.90
         C Class                    $10.90